EXHIBIT 99.1

UNAUDITED FINANCIAL STATEMENTS OF BIOCUBE, INC.

YEARS ENDED DECEMBER 31, 20089 AND 2008

BIOCUBE, INC.
(A Development Stage Company)
BALANCE SHEETS
DECEMBER 31, 2009 AND 2008
ASSETS
	December 31	December 31
	2009	2008
CURRENT ASSETS
Cash	$1,904	$0

Total Current Assets	1,904	0

PROPERTY AND EQUIPMENT
Decontamination system	28,500	0

Total Property and Equipment	28,500	0

TOTAL ASSETS	30,404	0

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	26,600	0
Accrued salaries	180,000	0
Other accrued expenses	269	0
Short term loans	14,175	0

Total Current Liabilities	221,044	0

LONG-TERM LIABILITIES
Note payable related party	10,000	0

Total Long-Term Liabilities	10,000	0

Total Liabilities	231,044	0

STOCKHOLDERS' EQUITY
Capital Stock	4,500	4,000
Additional paid-in capital	29,500	0
Retained Earnings	(234,640)	0

Total Stockholders' Equity	(200,640)	4,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	30,404	4,000

BIOCUBE, INC.
(A Development Stage Company)
INCOME STATEMENTS
DECEMBER 31, 2009 AND 2008

	Year ended Dec 31, 2009	Year ended Dec 31, 2008
REVENUE

Total Revenue	$0	$0

OPERATING EXPENSES
General and administrative expense	230,640	4,000

Total Operating Expenses	230,640	4,000

Operating Income (Loss)	(230,640)	(4,000)

Income (Loss) Before Income Taxes	(230,640)	(4,000)

Provision for Income Tax	0	0

Net Income (Loss)	$(230,640)	$(4,000)

BIOCUBE, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOW
DECEMBER 31, 2009 AND 2008

	Year ended Dec 31, 2009	Year ended Dec 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES

NET INCOME
Net Income (Loss)	$(230,640)	$(4,000)

Total Net Income	(230,640)	(4,000)

ADJUSTMENTS TO NET INCOME

Adjustments to reconcile Net Income (Loss) to net Cash:
Increase (Decrease) in:
Accounts Payable	26,600	0
Accrued salaries	180,000	0
Other accrued expenses	269	0
Short term loans	14,175	0

Total Adjustments	221,044	0

Net Cash Provided By (Used In) Operating Activities	(9,596)	(4,000)

CASH FLOWS FROM INVESTING ACTIVITIES
Decontamination system	(28,500)	0

Net Cash Provided By (Used In) Investing Activities	(28,500)	0

CASH FLOWS FROM FINANCING ACTIVITIES
Note payable Leaddog	10,000	0
Capital Stock	30,000	4,000

Net Cash Provided By (Used In) Financing Activities	40,000	4,000

NET INCREASE (DECREASE) IN CASH	$1,904	$0

CASH AT BEGINNING OF PERIOD	0	0

CASH AT END OF PERIOD	$1,904	$0

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